Exhibit 10.10

Amendment to the LICENSE AND DEVELOPMENT AGREEMENT
Between Targeted Diagnostics & Therapeutics, Inc. and Viral Gene, Inc.

Dated September 8, 2016

This Amendment (“Amendment’), effective November 1, 2016, is made by and between Targeted Diagnostics & Therapeutics, Inc. (“TDT”) and Viral Gene, Inc. (“VG”).

RECITALS

WHEREAS, TDT has entered into an existing LICENSE AND DEVELOPMENT AGREEMENT with VG, dated September 8, 2016 (the “License and Development Agreement”);

WHEREAS, both parties desire to amend the License and Development Agreement;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements herein set forth, both parties to this Amendment mutually agree to amend the License and Development Agreement, as follows:

Exhibit B - Licensed Patent Rights:

The following rights shall be added to the Exhibit B - Licensed Patent Rights section:

“Licensed Patent Rights includes the right to any European divisional patent application that claims priority to European Patent Application 15174679.9, which was published as European Patent Publication EP 2 949 762 Al), as described on the attached description (see attached), solely with respect to vaccines and the use of vaccines in methods of treating and preventing primary and/or metastatic stomach and/or esophageal cancer. The claim for priority that would apply to any European divisional patent application claiming priority to European Patent Application 15174679.9 is as follows: European Patent Application 15174679.9 is a European divisional patent application of European Patent Application 10163844.3 which was granted as European Patent EP 2 230 320 and which was a European divisional patent application of European Patent Application 01922739.6, which was granted as European Patent EP 1 272 665 and which was the EP regional phase application of PCT application number PCT/US2001/09790, which claims priority to US Provisional Application 60/192,229.”

“Licensed Patent Rights includes the right to any U.S. divisional patent application that claims priority to U.S. Application Serial No. 15/249,291, as described on the attached description (see attached), solely with respect to vaccines and the use of vaccines in methods of treating and preventing primary and/or metastatic stomach and/or esophageal cancer. The claim for priority that would apply to any U.S divisional patent application claiming priority to U.S Application Serial No 15/249,291is as follows: U.S. Application Serial No 15/249,291 is a US divisional patent application of U.S. Application Serial No. 14/520,952 which was granted as U.S. Patent No. 9,429,576, and which was a U.S. divisional patent application of U.S. Application Serial No. 13/277,612, which granted as U.S. Patent No. 8,946,168 and which was a U.S. divisional patent application of U.S. Application Serial No. 12/961,373, which granted as U.S. Patent No. 8,067,007 and which was a U.S. divisional patent application of U.S. Application Serial No. 10/866,951, which granted as U.S. Patent No. 7,854,933 and which was a U.S. divisional patent application of U.S. Application Serial No. 09/819,249, which granted as U.S. Patent No. 6,767,704 and which claims priority to US Provisional Application 60/192,229.”

Except as expressly modified herein, the License and Development Agreement remains in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

In Witness Whereof, the parties have duly executed this Amendment to the License and Development Agreement as of the Effective Date set forth above.

Targeted Diagnostics & Therapeutics, Inc.:	Viral Gene, Inc.:

/s/ Harry A Arena	/s/ Chris Kim
Harry A. Arena	Chris Kim
President & CEO	General Counsel & Secretary

9-8-2016	9-8-2016
Date	Date

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